Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                                  Balance Sheet
                                  June 30, 2003
                           ---------------------------
                                   (Unaudited)


ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                       $    -
    Receivables:
      Customers                                                       250,222
      Associated companies                                            398,138
      Other                                                            13,910
    Notes receivable from associated companies                           -
    Material and supplies                                              17,583
    Prepayments and other                                              50,804
                                                                     --------
                                                                      730,657
                                                                     --------

PROPERTY, PLANT AND EQUIPMENT:
    In service                                                          9,619
    Less: Accumulated provision for depreciation                        3,228
                                                                     --------
                                                                        6,391
    Construction work in progress                                         975
                                                                     --------
                                                                        7,366
                                                                     --------

INVESTMENTS:
    Pension investments                                                   -
    Other                                                              43,959
                                                                     --------
                                                                       43,959
                                                                     --------

DEFERRED CHARGES:
    Goodwill                                                           25,360
    Accumulated deferred income taxes                                  11,598
    Other                                                              89,740
                                                                     --------
                                                                      126,698
                                                                     --------

         TOTAL ASSETS                                               $ 908,680
                                                                     ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Notes payable to associated companies                           $ 504,685
    Accounts payable
      Other                                                           224,108
      Associated companies                                            184,131
    Accrued taxes                                                         239
    Accrued interest                                                     -
    Other                                                              48,849
                                                                     --------
                                                                      962,012
                                                                     --------

CAPITALIZATION:
    Common stockholder's equity                                       (87,099)
    Long-term debt                                                       -
                                                                     --------
                                                                      (87,099)
                                                                     --------

DEFERRED CREDITS:
    Other postretirement benefits                                      21,565
    Other                                                              12,202
                                                                     --------
                                                                       33,767
                                                                     --------

         TOTAL LIABILITIES & CAPITALIZATION                         $ 908,680
                                                                     ========

                                                                    Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                               Statement of Income
                           ---------------------------
                                   (Unaudited)


                                               Three Months      Six Months
                                                  Ended            Ended
                                               June 30, 2003    June 30, 2003
                                               -------------    -------------


REVENUES                                        $1,070,976      $ 2,329,352

EXPENSES:

    Fuel, purchased power and gas                1,007,269        2,224,614
    Other operating expenses                        40,775           89,479
    Provision for depreciation
       and amortization                                774            1,547
    General taxes                                    1,568            3,747
                                                 ---------       ----------
         Total expenses                          1,050,386        2,319,387
                                                 ---------       ----------

EQUITY IN SUBSIDIARY EARNINGS                       27,478           46,772
                                                  --------       ----------

INCOME BEFORE INTEREST
  & INCOME TAXES                                    48,068           56,737

NET INTEREST CHARGES:

    Interest expenses                                  972            1,877
    Capitalized interest                                (8)             (16)
                                                  --------       ----------
         Net interest charges                          964            1,861
                                                  --------       ----------

INCOME TAXES                                         8,091            3,324
                                                  --------       ----------

NET INCOME                                       $  39,013      $    51,552
                                                  ========       ==========